UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2006
American Oil & Gas Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-31547	88-0451554

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 1850 Denver, CO	80265

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 991-0173
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
     The Audit Committee of the Board of Directors of American Oil & Gas Inc. (the “Company”) approved the mutually agreed upon termination of Wheeler Wasoff, P.C. (“Wheeler Wasoff”) as the Company’s independent accountants and the appointment of HEIN & Associates LLP (“HEIN”) to serve as the Company’s independent accountants for the year ending December 31, 2005. The change is effective March 6, 2006.
     Wheeler Wasoff’s reports on the Company’s financial statements for each of the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
     During the years ended December 31, 2004 and 2003 and through the date hereof, there were no disagreements with Wheeler Wasoff on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Wheeler Wasoff’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company’s financial statements for such years; and there were no events as set forth in Item 304(a)(1)(v) of Regulation S-K.
     The Company provided Wheeler Wasoff with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Wheeler Wasoff’s letter, dated March 6, 2006, stating its agreement with such statements.
     During the years ended December 31, 2004 and 2003 and through March 6, 2006, the Company did not consult HEIN with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or on any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
16	Letter from Wheeler Wasoff, P.C. to the Securities and Exchange Commission dated March 6, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Oil & Gas Inc.

Signature:	/s/ Andrew P. Calerich

Name:	Andrew P. Calerich
Title:	President and Chief Financial Officer
Dated: March 8, 2006

Exhibit Index

Exhibit Number	Description of Exhibit
16	Letter from Wheeler Wasoff, P.C. to the Securities and Exchange Commission dated March 6, 2006